Exhibit 99.1
Bank of Hawai‘i Corporation Third Quarter 2026 Financial Results

•Diluted Earnings Per Common Share of $1.49
•Net Income of $64.3 Million
•Net Interest Margin Increased to 2.82%
•Share Repurchases of $20.2 Million
•Share Repurchase Program Increased by $200 Million

FOR IMMEDIATE RELEASE

HONOLULU, HI (October 26, 2026) -- Bank of Hawai‘i Corporation (NYSE: BOH) (the “Company”) today reported diluted earnings per common share of $1.49 for the third quarter of 2026, compared with $1.47 during the linked quarter. Net income for the quarter was $64.3 million, up 0.7% from the linked quarter. The return on average common equity for the third quarter of 2026 was 15.38% compared with 15.47% during the linked quarter.

“Bank of Hawai‘i delivered another quarter of solid performance, supported by continued expense discipline,” said Jim Polk, President and CEO. “Net interest margin expanded for the tenth consecutive quarter, reflecting the ongoing benefit of asset repricing and the positive impact of deposit repricing actions. Loan balances increased from the prior quarter, our funding profile remained resilient, and credit quality stayed healthy. We remain focused on enhancing earnings while maintaining the financial strength and resilience that differentiate our franchise. ”

Financial Highlights
Net interest income for the third quarter of 2026 was $156.1 million, an increase of 1.6% from the linked quarter. The increase was primarily driven by a 5-basis point increase in earning asset yield as fixed-rate assets rolled off and were reinvested at higher rates (fixed asset repricing). The benefits were partially offset by a shift from noninterest-bearing deposits and interest-bearing deposits yielding less than 10 basis points to higher yielding interest-bearing deposits accounts (deposit mix shift).

Net interest margin was 2.82% in the third quarter of 2026, an increase of 4 basis points from the linked quarter, reflecting the same asset yield and deposit cost dynamics as previously mentioned.

Bank of Hawai‘i Corporation Third Quarter 2026 Financial Results	Page 2
The average yield on total earning assets was 4.13% and the average yield on loans and leases was 4.82% in the third quarter of 2026, up 5 basis points and 3 basis points, respectively, from the linked quarter. The increase in loan yield from the linked quarter was primarily driven by fixed asset repricing and additional loan production at higher current rates. Loan originations, including floating rate loans, during the quarter were originated at a weighted average rate of 5.89%.

The average quarterly rate of interest-bearing deposits was 1.72% and the average quarterly rate of total deposits, including noninterest-bearing deposits, was 1.27%, down 1 basis point and unchanged, respectively, from the linked quarter.

Noninterest income was $42.7 million in the third quarter of 2026, a decrease of 1.4% from the linked quarter. Noninterest income included a $0.6 million and a $0.4 million charge related to a Visa Class B share conversion ratio change in the third quarter of 2026 and linked quarter, respectively. Adjusted for these items, noninterest income for the third quarter of 2026 was down 0.9% from the linked quarter. The decrease was primarily due to lower gains on leased asset sales and seasonally higher trust-related tax services revenue in the linked quarter, partially offset by stronger deposit fees.

Noninterest expense was $112.3 million in the third quarter of 2026, an increase of 1.0% from the linked quarter. Noninterest expense in the linked quarter included a $0.5 million net benefit related to the forfeiture of restricted stock awards. Adjusted for this item, noninterest expense for the third quarter of 2026 increased by 0.5% from the linked quarter. The increase was primarily due to higher net equipment and net occupancy expenses.

The effective tax rate for the third quarter of 2026 was 23.24% compared to 22.31% during the linked quarter. The higher effective tax rate in the current quarter as compared to the linked quarter was primarily due to an increase in valuation allowance related to low-income housing investments.

Asset Quality

The Company’s overall asset quality remained stable during the third quarter of 2026. Provision for credit losses for the third quarter of 2026 was $2.8 million, down $0.9 million from the linked quarter.

Total non-performing assets were $43.4 million at September 30, 2026, up $31.9 million from June 30, 2026. Non-performing assets as a percentage of total loans and leases and foreclosed real estate were 0.30% at the end of the quarter, an increase of 22 basis points from the linked quarter. The increase was primarily due to a single commercial mortgage being placed on non-accrual status in the third quarter of 2026 due to borrower specific circumstances on this particular loan and is not believed to represent broader credit deterioration in the loan portfolio.

Net loan and lease charge-offs during the third quarter of 2026 were $3.3 million or 9 basis points annualized of total average loans and leases outstanding. Gross charge-offs of $4.7 million were partially offset by gross recoveries of $1.4 million. Compared to the linked quarter, net loan and lease charge-offs decreased by $0.1 million or 1 basis point annualized on total average loans and leases outstanding.

The allowance for credit losses on loans and leases was $146.2 million at September 30, 2026, a decrease of $0.8 million from June 30, 2026. The ratio of the allowance for credit losses to total loans and leases outstanding was 1.02% at the end of the quarter, a decrease of 1 basis point from June 30, 2026.

Bank of Hawai‘i Corporation Third Quarter 2026 Financial Results	Page 3
Balance Sheet

Total assets were $23.8 billion at September 30, 2026, a decrease of 1.5% from December 31, 2025. The decrease from December 31, 2025 was primarily due to decreases in cash and cash equivalents and held-to-maturity securities, partially offset by increases in loans and leases.

The investment securities portfolio was $7.5 billion at September 30, 2026, a decrease of 3.3% from December 31, 2025. The decrease was primarily due to portfolio runoff, including maturities and paydowns, a decline in the fair value of our available-for-sale investment portfolio, partially offset by purchases of available-for-sale securities. The investment securities portfolio remains largely comprised of securities issued by U.S. government agencies and U.S. government-sponsored enterprises.

Total loans and leases were $14.4 billion at September 30, 2026, an increase of 2.1% from December 31, 2025. Total commercial loans were $6.3 billion at September 30, 2026, an increase of 3.8% from December 31, 2025. The increase was primarily due to commercial mortgage and commercial and industrial production. Total consumer loans were $8.1 billion at September 30, 2026, an increase of 0.7% from December 31, 2025. Both commercial and consumer loan originations during the period were partially offset by amortization and paydowns.

Total deposits were $20.5 billion at September 30, 2026, a decrease of 3.3% from December 31, 2025. The decrease was primarily driven by the strategic runoff of public funds and lower commercial deposit balances. Noninterest-bearing deposits made up 26.5% of total deposit balances at September 30, 2026, down from 27.2% at December 31, 2025. Average total deposits were $20.7 billion for the third quarter of 2026, down 1.5% from December 31, 2025, primarily reflecting lower commercial deposit balances during the period.
Capital and Dividends
The Company’s capital levels remain well above regulatory well-capitalized minimums.

The Tier 1 Capital Ratio was 14.41% at September 30, 2026 compared with 14.49% at December 31, 2025. The decrease from December 31, 2025 was due to an increase in risk-weighted assets and share repurchases, as discussed below, partially offset by an increase in retained earnings. The Tier 1 Leverage Ratio was 8.79% at September 30, 2026, compared with 8.57% at December 31, 2025. The increase from December 31, 2025 was due to a decline in average assets and an increase in retained earnings.

The Company repurchased 256 thousand shares of common stock at a total cost of $20.2 million under the share repurchase program in the third quarter of 2026. Total remaining buyback authority under the share repurchase program was $68.7 million at September 30, 2026. Subsequent to quarter end, the Board of Directors increased the authorization under the share repurchase program by $200 million to $268.7 million.

The Company’s Board of Directors declared a quarterly cash dividend of $0.70 per share on the Company’s outstanding common shares. The dividend will be payable on December 14, 2026 to shareholders of record at the close of business on November 30, 2026.

Bank of Hawai‘i Corporation Third Quarter 2026 Financial Results	Page 4
On October 2, 2026, the Company announced that the Board of Directors declared a quarterly dividend payment of $10.94 per share, equivalent to $0.2735 per depositary share, of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, and a quarterly dividend payment of $20.00 per share, equivalent to $0.5000 per depositary share, of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B. The depositary shares representing the Series A Preferred Stock and Series B Preferred Stock are traded on the NYSE under the symbol “BOH.PRA” and “BOH.PRB”, respectively. The dividends on the Series A Preferred Stock and Series B Preferred Stock will be payable on November 2, 2026 to shareholders of record of the preferred stock as of the close of business on October 16, 2026.
Conference Call Information
The Company will review its third quarter financial results today at 8:00 a.m. Hawai‘i Time (2:00 p.m. Eastern Time). The live call, including a slide presentation, will be accessible on the investor relations link of Bank of Hawai‘i Corporation's website, www.boh.com. The conference call can be accessed via the link: https://register-conf.media-server.com/register/BIca3756a1006c4dff84049e53b338c6cf. A replay of the conference call will be available for one year beginning at approximately 11:00 a.m. Hawai‘i Time on Monday, October 26, 2026. The replay will be available on the Company's website, www.boh.com.
Investor Announcements
Investors and others should note that the Company intends to announce financial and other information to the Company’s investors using the Company’s investor relations website at https://ir.boh.com, social media channels, press releases, SEC filings and public conference calls and webcasts, all for purposes of complying with the Company’s disclosure obligations under Regulation FD. Accordingly, investors should monitor these channels, as information is updated, and new information is posted.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties that could cause results to be materially different from expectations. Forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations are examples of certain of these forward-looking statements. Do not unduly rely on forward-looking statements. Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawai‘i Corporation's Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the U.S. Securities and Exchange Commission. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Bank of Hawai‘i Corporation is an independent regional financial services company serving businesses, consumers, and governments in Hawai‘i and the West Pacific. The Company's principal subsidiary, Bank of Hawai‘i, was founded in 1897. For more information about Bank of Hawai‘i Corporation, see the Company’s website, www.boh.com. Bank of Hawai‘i Corporation is a trade name of Bank of Hawaii Corporation.
# # # #

Bank of Hawai‘i Corporation and Subsidiaries
Financial Highlights					Table 1a
	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share amounts)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
For the Period:
Operating Results
Net Interest Income	$156,054	$153,604	$136,675	$460,648	$392,165
Provision for Credit Losses	2,750	3,600	2,500	8,100	9,000
Total Noninterest Income	42,706	43,299	45,966	127,337	134,819
Total Noninterest Expense	112,304	111,186	112,387	339,561	333,629
Pre-Provision Net Revenue	86,456	85,717	70,254	248,424	193,355
Net Income	64,258	63,799	53,345	185,489	144,967
Net Income Available to Common Shareholders	58,989	58,530	48,076	169,681	129,159
Basic Earnings Per Common Share	1.50	1.48	1.21	4.30	3.26
Diluted Earnings Per Common Share	1.49	1.47	1.20	4.27	3.24
Dividends Declared Per Common Share	0.70	0.70	0.70	2.10	2.10
Performance Ratios
Return on Average Assets	1.07%	1.07%	0.88%	1.04%	0.82%
Return on Average Shareholders' Equity	13.66	13.74	12.10	13.30	11.34
Return on Average Common Equity	15.38	15.47	13.59	14.92	12.65
Efficiency Ratio [1]	56.50	56.47	61.53	57.75	63.31
Net Interest Margin [2]	2.82	2.78	2.46	2.78	2.39
Dividend Payout Ratio [3]	46.67	47.30	57.85	48.84	64.42
Average Shareholders' Equity to Average Assets	7.85	7.81	7.29	7.82	7.20
Average Balances
Average Loans and Leases	$14,305,379	$14,218,951	$13,982,003	$14,203,547	$14,030,773
Average Assets	23,768,568	23,861,848	23,995,037	23,848,046	23,744,661
Average Deposits	20,662,379	20,826,923	21,068,286	20,800,655	20,813,967
Average Shareholders' Equity	1,866,297	1,862,499	1,748,576	1,865,317	1,709,788
Per Share of Common Stock
Book Value	$37.77	$38.81	$36.35	$37.77	$36.35
Tangible Book Value	36.97	38.01	35.56	36.97	35.56
Market Value
Closing	68.92	81.49	65.64	68.92	65.64
High	86.31	83.18	71.90	86.31	76.00
Low	68.51	70.07	60.32	67.04	57.45
1 Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
2 Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
3 Dividend payout ratio is defined as dividends declared per common share divided by basic earnings per common share.

Bank of Hawai‘i Corporation and Subsidiaries
Financial Highlights				Table 1b
(dollars in thousands)	September 30 2026	June 30 2026	December 31 2025	September 30 2025
As of Period End:
Balance Sheet Totals
Loans and Leases	$14,371,336	$14,286,625	$14,082,050	$14,021,579
Total Assets	23,819,536	23,842,940	24,176,364	24,014,609
Total Deposits	20,481,558	20,892,775	21,188,495	21,080,669
Other Debt	853,098	508,124	558,176	558,201
Total Shareholders' Equity	1,826,076	1,875,467	1,851,212	1,791,183
Asset Quality
Non-Performing Assets	$43,412	$11,478	$14,171	$16,864
Allowance for Credit Losses - Loans and Leases	146,170	146,995	146,766	148,778
Allowance to Loans and Leases Outstanding [1]	1.02%	1.03%	1.04%	1.06%
Capital Ratios [2]
Common Equity Tier 1 Capital Ratio [3]	12.10%	12.12%	12.14%	11.98%
Tier 1 Capital Ratio	14.41	14.45	14.49	14.34
Total Capital Ratio	15.43	15.48	15.54	15.40
Tier 1 Leverage Ratio	8.79	8.70	8.57	8.44
Total Shareholders' Equity to Total Assets	7.67	7.87	7.66	7.46
Tangible Common Equity to Tangible Assets [4]	6.09	6.30	6.11	5.90
Tangible Common Equity to Risk-Weighted Assets [4]	9.94	10.38	10.35	9.95
Non-Financial Data
Full-Time Equivalent Employees [5]	1,865	1,910	1,877	1,905
Branches	52	52	51	51
ATMs	308	315	320	322
1 The numerator comprises the Allowance for Credit Losses - Loans and Leases.
2 Regulatory capital ratios as of September 30, 2026 are preliminary.
3 Capital ratio as of December 31, 2025 has been updated to reflect final reported ratio.
4 Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. Tangible common equity is defined by the Company as common shareholders' equity minus goodwill. See Table 8 “Reconciliation of Non-GAAP Financial Measures”.
5 Full-time equivalent employees as of June 30, 2026 includes summer interns.

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Income					Table 2
	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share amounts)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Interest Income
Interest and Fees on Loans and Leases	$172,271	$168,624	$169,411	$505,364	$499,272
Income on Investment Securities
Available-for-Sale	36,313	36,397	29,702	107,285	81,077
Held-to-Maturity	17,460	18,056	19,332	54,057	59,458
Cash and Cash Equivalents	1,674	1,726	8,195	6,729	17,472
Other	1,431	1,313	1,068	4,037	3,250
Total Interest Income	229,149	226,116	227,708	677,472	660,529
Interest Expense
Deposits	65,950	65,804	84,590	196,640	248,758
Securities Sold Under Agreements to Repurchase	496	491	496	1,473	1,731
Other Debt	6,649	6,217	5,947	18,711	17,875
Total Interest Expense	73,095	72,512	91,033	216,824	268,364
Net Interest Income	156,054	153,604	136,675	460,648	392,165
Provision for Credit Losses	2,750	3,600	2,500	8,100	9,000
Net Interest Income After Provision for Credit Losses	153,304	150,004	134,175	452,548	383,165
Noninterest Income
Trust and Asset Management	13,420	13,712	12,598	39,577	36,436
Fees, Exchange, and Other Service Charges	10,839	11,127	15,219	32,894	44,039
Service Charges on Deposit Accounts	9,052	8,353	8,510	25,845	24,888
Bank-Owned Life Insurance	3,877	3,923	3,681	11,947	11,006
Annuity and Insurance	2,117	2,017	1,095	5,603	4,087
Mortgage Banking	906	839	906	2,621	2,743
Investment Securities Losses, Net	(1,493)	(1,287)	(1,945)	(4,052)	(4,678)
Other	3,988	4,615	5,902	12,902	16,298
Total Noninterest Income	42,706	43,299	45,966	127,337	134,819
Noninterest Expense
Salaries and Benefits	62,308	62,642	62,905	193,407	187,097
Net Equipment	11,307	10,604	10,285	32,522	30,454
Net Occupancy	11,197	10,868	10,932	32,847	31,990
Professional Fees	5,571	5,276	4,022	15,073	12,549
Data Processing	5,474	5,463	5,603	16,518	16,326
FDIC Insurance	3,004	2,978	3,508	8,701	8,790
Other	13,443	13,355	15,132	40,493	46,423
Total Noninterest Expense	112,304	111,186	112,387	339,561	333,629
Income Before Provision for Income Taxes	83,706	82,117	67,754	240,324	184,355
Provision for Income Taxes	19,448	18,318	14,409	54,835	39,388
Net Income	$64,258	$63,799	$53,345	$185,489	$144,967
Preferred Stock Dividends	5,269	5,269	5,269	15,808	15,808
Net Income Available to Common Shareholders	$58,989	$58,530	$48,076	$169,681	$129,159
Basic Earnings Per Common Share	$1.50	$1.48	$1.21	$4.30	$3.26
Diluted Earnings Per Common Share	$1.49	$1.47	$1.20	$4.27	$3.24
Dividends Declared Per Common Share	$0.70	$0.70	$0.70	$2.10	$2.10
Basic Weighted Average Common Shares	39,316,506	39,513,447	39,655,741	39,464,588	39,611,372
Diluted Weighted Average Common Shares	39,553,225	39,734,782	39,980,931	39,732,180	39,919,998

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Condition				Table 3
(dollars in thousands, except per share amounts)	September 30, 2026	June 30, 2026	December 31, 2025	September 30, 2025
Assets
Cash and Cash Equivalents	$442,032	$452,814	$946,520	$985,223
Investment Securities
Available-for-Sale	3,523,442	3,618,515	3,510,652	3,280,410
Held-to-Maturity (Fair Value of $3,201,942; $3,452,980; $3,651,966; and $3,717,573)	3,974,033	4,070,908	4,245,681	4,340,032
Loans Held for Sale	3,971	5,089	4,369	1,236
Loans and Leases	14,371,336	14,286,625	14,082,050	14,021,579
Allowance for Credit Losses	(146,170)	(146,995)	(146,766)	(148,778)
Net Loans and Leases	14,225,166	14,139,630	13,935,284	13,872,801
Premises and Equipment, Net	224,276	223,463	199,747	196,093
Operating Lease Right-of-Use Assets	87,449	84,519	83,424	82,804
Accrued Interest Receivable	71,749	70,646	69,899	69,224
Mortgage Servicing Rights	16,244	16,626	17,455	17,927
Goodwill	31,517	31,517	31,517	31,517
Bank-Owned Life Insurance	511,349	508,869	499,795	494,041
Other Assets	708,308	620,344	632,021	643,301
Total Assets	$23,819,536	$23,842,940	$24,176,364	$24,014,609
Liabilities
Deposits
Noninterest-Bearing Demand	$5,429,216	$5,575,291	$5,755,371	$5,400,943
Interest-Bearing Demand	3,739,272	4,075,694	3,910,952	3,813,921
Savings	8,595,032	8,705,102	8,741,090	8,814,451
Time	2,718,038	2,536,688	2,781,082	3,051,354
Total Deposits	20,481,558	20,892,775	21,188,495	21,080,669
Securities Sold Under Agreements to Repurchase	50,000	50,000	50,000	50,000
Other Debt	853,098	508,124	558,176	558,201
Operating Lease Liabilities	96,499	93,568	92,402	91,690
Retirement Benefits Payable	25,236	25,496	20,139	23,352
Accrued Interest Payable	16,675	16,390	22,370	27,580
Other Liabilities	470,394	381,120	393,570	391,934
Total Liabilities	21,993,460	21,967,473	22,325,152	22,223,426
Shareholders’ Equity
Preferred Stock (Series A, $.01 par value; authorized 180,000 shares issued and outstanding)	180,000	180,000	180,000	180,000
Preferred Stock (Series B, $.01 par value; authorized 165,000 shares issued and outstanding)	165,000	165,000	165,000	165,000
Common Stock ($.01 par value; authorized 500,000,000 shares; issued / outstanding: September 30, 2026 - 59,035,722 / 39,209,600; June 30, 2026 - 59,020,336 / 39,439,677; December 31, 2025 - 58,780,253 / 39,725,698 and September 30, 2025 - 58,779,666 / 39,785,201)	590	590	587	587
Capital Surplus	679,084	675,654	664,781	659,922
Accumulated Other Comprehensive Loss	(307,653)	(243,475)	(244,438)	(276,251)
Retained Earnings	2,291,275	2,260,152	2,205,707	2,178,263
Treasury Stock, at Cost (Shares: September 30, 2026 - 19,826,122; June 30, 2026 - 19,580,659; December 31, 2025 - 19,054,555; and September 30, 2025 - 18,994,465)	(1,182,220)	(1,162,454)	(1,120,425)	(1,116,338)
Total Shareholders’ Equity	1,826,076	1,875,467	1,851,212	1,791,183
Total Liabilities and Shareholders’ Equity	$23,819,536	$23,842,940	$24,176,364	$24,014,609

Bank of Hawai‘i Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis [1]								Table 4a
	Three Months Ended September 30, 2026			Three Months Ended June 30, 2026			Three Months Ended September 30, 2025
(dollars in millions)	Average Balance	Income/Expense [2]	Yield/Rate	Average Balance	Income/Expense [2]	Yield/Rate	Average Balance	Income/Expense [2]	Yield/Rate
Earning Assets
Cash and Cash Equivalents	$187.7	$1.7	3.49%	$196.2	$1.7	3.48%	$744.3	$8.2	4.31%
Investment Securities
Available-for-Sale
Taxable	3,602.0	36.0	3.99	3,669.5	36.1	3.93	3,157.8	29.3	3.70
Non-Taxable	31.6	0.4	5.14	31.7	0.4	5.08	32.4	0.5	5.98
Held-to-Maturity
Taxable	3,995.2	17.3	1.74	4,091.6	17.9	1.75	4,363.9	19.2	1.76
Non-Taxable	32.9	0.2	1.92	33.4	0.2	2.10	33.8	0.2	2.10
Total Investment Securities	7,661.7	53.9	2.81	7,826.2	54.6	2.79	7,587.9	49.2	2.59
Loans Held for Sale	2.9	0.0	5.83	2.7	0.0	6.20	1.6	0.0	5.92
Loans and Leases [3]
Commercial Mortgage	4,393.9	57.1	5.15	4,314.9	55.7	5.17	4,016.3	54.3	5.36
Commercial and Industrial	1,656.2	20.6	4.92	1,624.6	19.5	4.83	1,600.7	20.5	5.09
Construction	145.7	2.2	6.09	209.7	3.3	6.30	394.4	7.3	7.32
Commercial Lease Financing	83.6	0.9	4.47	84.6	0.9	4.26	93.0	1.0	4.11
Residential Mortgage	4,854.9	50.2	4.13	4,812.6	48.9	4.06	4,638.1	46.7	4.02
Home Equity	2,080.5	24.5	4.68	2,085.3	24.1	4.63	2,129.6	23.9	4.46
Automobile	670.9	9.7	5.75	677.4	9.5	5.65	706.9	9.5	5.35
Other	419.7	8.2	7.78	409.9	7.9	7.74	403.0	7.7	7.63
Total Loans and Leases	14,305.4	173.4	4.82	14,219.0	169.8	4.79	13,982.0	170.9	4.86
Other	83.7	1.5	6.85	82.8	1.4	6.34	65.3	1.1	6.54
Total Earning Assets	22,241.4	230.5	4.13	22,326.9	227.5	4.08	22,381.1	229.4	4.08
Non-Earning Assets	1,527.2			1,534.9			1,613.9
Total Assets	$23,768.6			$23,861.8			$23,995.0

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$3,836.6	$7.1	0.73%	$3,781.7	$7.4	0.78%	$3,781.0	$7.8	0.81%
Savings	8,798.7	41.5	1.87	8,750.0	39.9	1.83	8,831.0	50.6	2.28
Time	2,555.8	17.3	2.69	2,707.6	18.5	2.75	3,057.6	26.2	3.40
Total Interest-Bearing Deposits	15,191.1	65.9	1.72	15,239.3	65.8	1.73	15,669.6	84.6	2.14
Securities Sold Under Agreements to Repurchase	50.0	0.5	3.89	50.0	0.5	3.88	50.0	0.5	3.89
Other Debt	627.8	6.7	4.19	593.3	6.2	4.20	558.3	6.0	4.23
Total Interest-Bearing Liabilities	15,868.9	73.1	1.83	15,882.6	72.5	1.83	16,277.9	91.1	2.22
Net Interest Income		$157.4			$155.0			$138.3
Interest Rate Spread			2.30%			2.25%			1.86%
Net Interest Margin			2.82%			2.78%			2.46%
Noninterest-Bearing Demand Deposits	5,471.3			5,587.6			5,398.7
Other Liabilities	562.1			529.1			569.8
Shareholders' Equity	1,866.3			1,862.5			1,748.6
Total Liabilities and Shareholders' Equity	$23,768.6			$23,861.8			$23,995.0
1Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
2Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $1.3 million, $1.4 million, and $1.7 million for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively.
3Non-performing loans and leases are included in the respective average loan and lease balances.

Bank of Hawai‘i Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis [1]						Table 4b
	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
(dollars in millions)	Average Balance	Income/Expense [2]	Yield/Rate	Average Balance	Income/Expense [2]	Yield/Rate
Earning Assets
Cash and Cash Equivalents	$251.4	$6.7	3.53%	$533.5	$17.5	4.32%
Investment Securities
Available-for-Sale
Taxable	3,623.2	106.3	3.91	2,979.8	80.2	3.59
Non-Taxable	31.8	1.2	5.10	27.0	1.2	5.85
Held-to-Maturity
Taxable	4,086.7	53.7	1.75	4,457.6	59.0	1.77
Non-Taxable	33.3	0.5	2.04	34.0	0.5	2.10
Total Investment Securities	7,775.0	161.7	2.77	7,498.4	140.9	2.51
Loans Held for Sale	3.1	0.1	5.71	2.0	0.1	5.89
Loans and Leases [3]
Commercial Mortgage	4,310.4	166.7	5.17	4,018.9	160.5	5.34
Commercial and Industrial	1,621.7	58.8	4.85	1,657.1	62.9	5.07
Construction	190.1	9.0	6.31	366.6	20.0	7.28
Commercial Lease Financing	85.0	2.8	4.34	92.5	2.8	4.00
Residential Mortgage	4,816.7	146.9	4.07	4,627.2	137.1	3.95
Home Equity	2,089.6	72.2	4.62	2,141.8	69.7	4.35
Automobile	677.6	28.7	5.66	729.7	28.3	5.18
Other	412.4	23.9	7.76	397.0	22.3	7.52
Total Loans and Leases	14,203.5	509.0	4.79	14,030.8	503.6	4.80
Other	82.9	4.1	6.50	65.2	3.2	6.64
Total Earning Assets	22,315.9	681.6	4.08	22,129.9	665.3	4.01
Non-Earning Assets	1,532.1			1,614.8
Total Assets	$23,848.0			$23,744.7

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$3,819.1	$21.1	0.74%	$3,753.3	$22.4	0.80%
Savings	8,739.5	120.0	1.84	8,652.4	146.0	2.25
Time	2,671.6	55.5	2.78	3,048.4	80.4	3.53
Total Interest-Bearing Deposits	15,230.2	196.6	1.73	15,454.1	248.8	2.15
Securities Sold Under Agreements to Repurchase	50.0	1.5	3.89	58.8	1.7	3.88
Other Debt	594.2	18.8	4.20	564.9	17.8	4.23
Total Interest-Bearing Liabilities	15,874.4	216.9	1.83	16,077.8	268.3	2.23
Net Interest Income		$464.7			$397.0
Interest Rate Spread			2.25%			1.78%
Net Interest Margin			2.78%			2.39%
Noninterest-Bearing Demand Deposits	5,570.5			5,359.9
Other Liabilities	537.8			597.2
Shareholders’ Equity	1,865.3			1,709.8
Total Liabilities and Shareholders’ Equity	$23,848.0			$23,744.7
1.Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
2.Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $4.1 million and $4.8 million for the nine months ended September 30, 2026 and September 30, 2025, respectively.
3.Non-performing loans and leases are included in the respective average loan and lease balances.

Bank of Hawai‘i Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 5
(dollars in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Commercial
Commercial Mortgage	$4,467,245	$4,319,221	$4,341,448	$4,205,791	$4,040,711
Commercial and Industrial	1,652,329	1,676,535	1,575,207	1,584,245	1,581,232
Construction	117,919	164,504	204,993	208,584	380,944
Lease Financing	81,556	85,338	84,651	88,303	92,213
Total Commercial	6,319,049	6,245,598	6,206,299	6,086,923	6,095,100
Consumer
Residential Mortgage	4,857,923	4,864,875	4,800,256	4,775,502	4,685,214
Home Equity	2,091,468	2,079,127	2,095,521	2,114,809	2,129,599
Automobile	671,597	674,899	680,570	690,376	699,244
Other	431,299	422,126	410,165	414,440	412,422
Total Consumer	8,052,287	8,041,027	7,986,512	7,995,127	7,926,479
Total Loans and Leases	$14,371,336	$14,286,625	$14,192,811	$14,082,050	$14,021,579

Deposits
(dollars in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Consumer	$10,432,007	$10,454,082	$10,530,223	$10,466,617	$10,393,932
Commercial	7,977,291	8,167,262	8,340,279	8,597,265	8,348,396
Public and Other	2,072,260	2,271,431	2,087,428	2,124,613	2,338,341
Total Deposits	$20,481,558	$20,892,775	$20,957,930	$21,188,495	$21,080,669

Bank of Hawai‘i Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 6
(dollars in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial Mortgage	$32,500	$-	$-	$2,085	$2,498
Commercial and Industrial	1,622	1,734	1,860	1,940	3,506
Total Commercial	34,122	1,734	1,860	4,025	6,004
Consumer
Residential Mortgage	5,068	5,348	5,410	5,382	5,628
Home Equity	4,051	4,225	4,525	4,469	5,107
Total Consumer	9,119	9,573	9,935	9,851	10,735
Total Non-Accrual Loans and Leases	43,241	11,307	11,795	13,876	16,739
Foreclosed Real Estate	171	171	295	295	125
Total Non-Performing Assets	$43,412	$11,478	$12,090	$14,171	$16,864
Accruing Loans and Leases Past Due 90 Days or More
Consumer
Residential Mortgage	$12,125	$8,887	$10,733	$8,834	$7,456
Home Equity	2,845	3,503	1,556	2,152	2,765
Automobile	919	763	672	520	525
Other	679	965	764	753	578
Total Consumer	16,568	14,118	13,725	12,259	11,324
Total Accruing Loans and Leases Past Due 90 Days or More	$16,568	$14,118	$13,725	$12,259	$11,324
Total Loans and Leases	$14,371,336	$14,286,625	$14,192,811	$14,082,050	$14,021,579
Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.30%	0.08%	0.08%	0.10%	0.12%
Ratio of Non-Performing Assets to Total Loans and Leases and Foreclosed Real Estate	0.30%	0.08%	0.09%	0.10%	0.12%
Ratio of Non-Performing Assets to Total Assets	0.18%	0.05%	0.05%	0.06%	0.07%
Ratio of Commercial Non-Performing Assets to Total Commercial Loans and Leases and Commercial Foreclosed Real Estate	0.54%	0.03%	0.03%	0.07%	0.10%
Ratio of Consumer Non-Performing Assets to Total Consumer Loans and Leases and Consumer Foreclosed Real Estate	0.12%	0.12%	0.13%	0.13%	0.14%
Ratio of Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More to Total Loans and Leases and Foreclosed Real Estate	0.42%	0.18%	0.18%	0.19%	0.20%

Bank of Hawai‘i Corporation and Subsidiaries
Reserve for Credit Losses					Table 7
	Three Months Ended			Nine Months Ended
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Balance at Beginning of Period	$149,276	$149,078	$150,128	$148,403	$150,649
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(168)	(385)	(171)	(783)	(1,776)
Consumer
Residential Mortgage	(16)	—	—	(31)	—
Home Equity	(253)	(219)	(28)	(478)	(258)
Automobile	(1,799)	(1,735)	(1,368)	(4,951)	(4,372)
Other	(2,477)	(2,400)	(2,392)	(7,271)	(7,273)
Total Loans and Leases Charged-Off	(4,713)	(4,739)	(3,959)	(13,514)	(13,679)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial Mortgage	—	—	—	1,617	—
Commercial and Industrial	41	72	98	166	253
Consumer
Residential Mortgage	8	22	58	41	80
Home Equity	58	77	177	272	485
Automobile	754	626	559	1,959	1,749
Other	538	540	490	1,668	1,514
Total Recoveries on Loans and Leases	1,399	1,337	1,382	5,723	4,081
Net Charged-Off - Loans and Leases	(3,314)	(3,402)	(2,577)	(7,791)	(9,598)
Provision for Credit Losses:
Loans and Leases	2,489	3,435	2,812	7,195	9,848
Unfunded Commitments	261	165	(312)	905	(848)
Total Provision for Credit Losses	2,750	3,600	2,500	8,100	9,000
Balance at End of Period	$148,712	$149,276	$150,051	$148,712	$150,051
Components
Allowance for Credit Losses - Loans and Leases	$146,170	$146,995	$148,778	$146,170	$148,778
Reserve for Unfunded Commitments	2,542	2,281	1,273	2,542	1,273
Total Reserve for Credit Losses	$148,712	$149,276	$150,051	$148,712	$150,051
Average Loans and Leases Outstanding	$14,305,379	$14,218,951	$13,982,003	$14,203,547	$14,030,773
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding (annualized)	0.09%	0.10%	0.07%	0.07%	0.09%
Ratio of Allowance for Credit Losses to Loans and Leases Outstanding [1]	1.02%	1.03%	1.06%	1.02%	1.06%
1The numerator comprises the Allowance for Credit Losses - Loans and Leases.

Bank of Hawai‘i Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures				Table 8
(dollars in thousands)	September 30, 2026	June 30, 2026	December 31, 2025	September 30, 2025
Total Shareholders' Equity	$1,826,076	$1,875,467	$1,851,212	$1,791,183
Less: Preferred Stock	345,000	345,000	345,000	345,000
Goodwill	31,517	31,517	31,517	31,517
Tangible Common Equity	$1,449,559	$1,498,950	$1,474,695	$1,414,666

Total Assets	$23,819,536	$23,842,940	$24,176,364	$24,014,609
Less: Goodwill	31,517	31,517	31,517	31,517
Tangible Assets	$23,788,019	$23,811,423	$24,144,847	$23,983,092

Risk-Weighted Assets, determined in accordance with prescribed regulatory requirements [1,2]	$14,587,549	$14,442,396	$14,246,238	$14,215,866

Total Shareholders' Equity to Total Assets	7.67%	7.87%	7.66%	7.46%
Tangible Common Equity to Tangible Assets (Non-GAAP)	6.09%	6.30%	6.11%	5.90%

Tier 1 Capital Ratio [1]	14.41%	14.45%	14.49%	14.34%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP) [1]	9.94%	10.38%	10.35%	9.95%
1Regulatory capital ratios as of September 30, 2026 are preliminary.
2 Risk-Weighted Assets as of December 31, 2025 has been updated to reflect final reported amount.